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                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
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    / /  Confidential, for Use of the Commission Only (as permitted by Rule
         14a-6(e)(2))
    / /  Definitive Proxy Statement
    /X/  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                           HORIZON/CMS HEALTHCARE CORPORATION
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                (Name of Registrant as Specified In Its Charter)

                                                    N/A
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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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/ /  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.
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/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
     and 0-11.
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                       HORIZON/CMS HEALTHCARE CORPORATION
                    6001 INDIAN SCHOOL ROAD, N.E., SUITE 530
                         ALBUQUERQUE, NEW MEXICO 87110
                                 (505) 881-4961

                               September 12, 1996

Dear Fellow Stockholder:

                                IMPORTANT NOTICE

    On Tuesday, September 10, 1996, the Annual Meeting of Stockholders of Horizon/CMS Healthcare Corporation (the "Company") was convened at 1:30 p.m., Mountain Daylight Time. The purpose of the meeting was to consider and act on the proposals set forth in the Company's Proxy Statement dated August 15, 1996. Concerning one matter discussed below, the meeting was adjourned to Friday, September 27, 1996, when it will reconvene at 10:00 a.m. at the Company's corporate offices in Albuquerque, New Mexico.

    As indicated in the Proxy Statement previously sent to you, the Board of Directors is proposing to amend the Company's Restated Certificate of Incorporation, as amended (the "Charter"), to (i) change the vote required to fill newly created directorships and vacancies on the Board of Directors, (ii) change the vote required to appoint and remove officers of the Company, and
(iii) change the vote required to designate committees of the Board, remove committee members and fill vacancies on any committee of the Board. The proposal to amend the Charter requires approval by holders of 66 2/3% of the Company's outstanding shares. Due to a technical requirement, brokers who did not receive specific voting instructions from their clients on Proposal 1 were unable to vote a significant portion of the shares registered in their names by September
10. Although the votes received were strongly in favor of Proposal 1, the Company had not received the required number of votes to approve the proposal. The meeting was adjourned until September 27, to provide stockholders who had not previously voted on this proposal the opportunity so to do.

    Our records show that we have not yet received your proxy for the Annual Meeting. We would like to renew our request that you return a proxy showing how you want your shares to be voted on Proposal 1. Please return the enclosed proxy to ensure representation of your shares.

    Regardless of the number of shares you own, your vote is very important. We would ask you to vote FOR Proposal 1 to authorize the amendment of the Charter as outlined above by signing, dating and returning the enclosed proxy card as soon as possible.

    Before the adjournment, stockholders approved all other proposals described in the Proxy Statement. The sole proposal on the agenda at the Annual Meeting that remains to be acted upon is the proposal to amend the Charter as outlined above.

    Thank you for your continued support.

                                          Sincerely,

                                             [/S/ NEAL M. ELLIOTT]
                                          Neal M. Elliott,
                                          CHAIRMAN OF THE BOARD, PRESIDENT AND
                                          CHIEF
                                          EXECUTIVE OFFICER